                                                                      EXHIBIT 11

                                 GRANCARE, INC.

                  COMPUTATION OF NET INCOME (LOSS) PER SHARE
          (Dollars and Shares in Thousands, Except Per Share Amounts)
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

                                                 Three months ended
                                                      March 31,
                                                    1997      1996
                                               ---------------------
Primary
 Average shares outstanding...................      23,740    23,129
 Net effect of conversion of stock
  options (a).................................          --       405
 Net effect of conversion of warrants (a).....          --       231
                                               ---------------------

               Total..........................      23,740    23,785
                                               =====================

 Net income (loss)............................    ($26,137)  $ 6,590
                                               =====================

 Net income (loss) per common share...........      ($1.10)    $0.28
                                               =====================


Fully diluted

 Average shares outstanding...................      23,740    23,149
 Net effect of conversion of stock
  options (a).................................          --       600
 Net effect of conversion of warrants (a).....          --       245
 Net effect of conversion of
  convertible securities (b)..................          --     2,330
                                               ---------------------

               Total..........................      23,740    26,324
                                               =====================

Net income (loss).............................   $ (26,137)  $ 6,590
Interest on convertible securities -
 net of tax...................................          --       636
                                               ---------------------
                                                 $ (26,137)  $ 7,226
                                               =====================

Net income (loss) per common share............   $   (1.10)    $0.28
                                               =====================

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(a) Computed using the treasury stock method
(b) Computed using the "if-converted" method